Exhibit 10.1

SUBSCRIPTION AGREEMENT

FOR

IP TECHNOLOGY SERVICES, INC.

a Delaware corporation

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made by and among IP TECHNOLOGY SERVICES, INC., a Delaware corporation (the “Company”), and _____________ (the “Subscriber”).

WHEREAS, the Company desires to issue up to two million (2,000,000) shares (the “Shares”) of its common stock (the “Offering”) to the Subscriber; and

WHEREAS, the Subscriber desires to purchase the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations and covenants set forth herein, the parties agree as follows:

1.

Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Subscriber agrees to purchase at the closing (as described below) and the Company agrees to sell and issue to the Subscriber the Shares at a purchase price of $0.02 per share.

2.

Closing and Delivery.  The purchase price for the Shares is payable by check or wire transfer payable to the Company or its designee in an amount equal to the applicable purchase price per Share multiplied by the number of Shares being purchased by such Subscriber.

3.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Subscriber that:

3.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

3.2

Authorization.  All action on the part of the Company, its stockholders, its directors and its officers necessary for the authorization, execution and delivery of this Agreement and the issuance of the Shares, the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

3.3

Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein or therein, will be duly and validly issued and fully-paid and non-assessable.  Based in part upon the representations of the Subscriber in this Agreement and subject to the completion of the filings referenced in Section 3.4 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.

Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to the Company that:

4.1

Risk.  The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) only investors who can afford the loss of their investment should consider investing in the Shares; (ii) the Subscriber may not be able to liquidate his, her or its investment for several years; and (iii) transferability of the Shares is extremely limited.

4.2

Investment Experience.  The Subscriber hereby acknowledges and represents that the Subscriber has prior investment experience, including investment in non-listed and unregistered securities, or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Shares and to evaluate the merits and risks of such an investment on the Subscriber’s behalf.

4.3

Protection of Interests; Exempt Offering.  The Subscriber hereby represents that the Subscriber either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate of the Company, directly or indirectly) has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.  The Subscriber hereby acknowledges that the offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) because of the Company’s representations that this is intended to be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”).  The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

4.4

Investment Intent.   The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber’s investment intention.  In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others.  The Subscriber, if an entity, was not formed for the purpose of purchasing the Shares.

4.5

Restricted Shares.   The Subscriber understands that there currently is no public market for any of the Shares and that even if there were, Rule 144 promulgated under the Act requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Act or any state securities or “blue sky” laws.  The Subscriber consents that the Company may, if it desires, permit the transfer of the Shares out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively, the “Securities Laws”).  The Subscriber agrees to hold the Company and its members, managers, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained in this Agreement or any sale or distribution by the Subscriber in violation of the Securities Laws.

4.6

Legends.  The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares that such Shares have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares and may place additional legends to such effect on Subscriber’s share certificate(s).

4.7

Entity.  If the Subscriber is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

5.

Miscellaneous.

5.1

Survival of Representations and Warranties.  The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the last Closing.

5.2

Governing Law.  NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Subscriber.

5.6

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.7

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

This Subscription Agreement has been executed as of the date last set forth below.

NUMBER OF SHARES:  _________

$0.02 PER SHARE

FOR THE AGGREGATE PURCHASE PRICE:  $_______

SUBSCRIBER:

______________________________.

By:  ____________________________

Name: __________________________

Title: ______________________________

Dated:  __________, 2012

This Subscription Agreement is agreed to and accepted effective as of the ___ day of _____, 2012.

IP TECHNOLOGY SERVICES, INC.

a Delaware corporation

By:  ____________________________

Name: Neil Rock

Title: President

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